UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2026

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

645 Maryville Centre Drive, Suite 300 St. Louis, Missouri	63141-5855
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the entry into the Shareholder Agreement (as defined below) and Item 2.03 of this Current Report on Form 8-K related to the entry into the New Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Upon the effectiveness of the New Credit Agreement, the Existing Credit Agreement (as defined below) was terminated. The Existing Credit Agreement had been scheduled to mature by its terms on August 30, 2028.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 1, 2026 (the “Closing Date”), ESCO Technologies Inc., a Missouri corporation (the “Registrant”), completed its previously announced purchase of the entire issued share capital of Megger Group Limited, a company incorporated in England and Wales (the “Company,” and such transaction, the “Transaction”), pursuant to a share purchase agreement dated April 15, 2026 (the “Purchase Agreement”) with TBG AG, a Swiss stock corporation (the “Seller”). The aggregate cash and stock consideration paid by the Registrant to Seller was approximately $2.3 billion, consisting of $922 million in cash and 5.10 million shares (the “Consideration Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”). The purchase price is subject to a post-closing adjustment based on the net debt and working capital of the Company, with such adjustment payable in cash.

This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which was attached as Exhibit 10.1 to the Registrant’s Form 8-K filed on April 16, 2026, and incorporated herein by reference.

Shareholder Agreement

In connection with the Transaction, the Registrant and Seller entered into a shareholder agreement (the “Shareholder Agreement”) dated October 1, 2026. The Shareholder Agreement provides for, among other things: (i) the right of Seller to have one designated individual appointed as a member of the Registrant’s board of directors (the “Board,” and such individual, the “Seller Designee”), with such Board representation continuing for so long as Seller maintains, together with its permitted transferees and certain affiliated holders (collectively, “Seller Holders”), aggregate beneficial ownership of at least 50% of the Consideration Shares (the “Minimum Ownership Threshold”); (ii) certain restrictions on the transfer of the Consideration Shares during the 12-month period following the Closing Date (such period, the “Restricted Period”), with 50% of the Consideration Shares released from such restrictions six months after the Closing Date, in all cases subject to certain specified exceptions and limitations; (iii) certain standstill provisions including, during and after the Restricted Period until the date that is six months after no Seller Designee is a member of the Board and Seller has irrevocably waived its right to designate a Seller Designee, limitations on Seller Holders acquiring an aggregate beneficial ownership, inclusive of any Consideration Shares, of more than 24.5% of the then-outstanding shares of Common Stock unless Seller has obtained the consent of the Registrant’s Board, subject to certain exceptions; (iv) certain voting provisions applicable during the Restricted Period and continuing thereafter until no Seller Designee is a member of the Board; (v) the right of Seller to consent to various actions of the Registrant during the Restricted Period (and assuming Seller satisfies the Minimum Ownership Threshold during such time) relating to fundamental changes to the Registrant’s business and changes to the Registrant’s bylaws that would disproportionately and materially adversely affect Seller’s rights under the Shareholder Agreement or relative to other shareholders; (vi) certain customary resale, demand and piggyback registration rights; and (vii) certain preemptive and information rights.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of the substantially final form of which was attached as Exhibit 10.2 to the Registrant’s Form 8-K filed on April 16, 2026, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on May 29, 2026, the Registrant and certain of its subsidiaries entered into a Credit Agreement with a group of banks led by JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, BMO Capital Markets Corp., Commerce Bank, Regions Capital Markets, a Division of Regions Bank, TD Bank, N.A. and Wells Fargo Bank, National Association as co-documentation agents (the “New Credit Agreement”). The New Credit Agreement became effective substantially concurrently with the consummation of the Transaction on the Closing Date and replaced the Amended and Restated Credit Agreement, dated as of August 30, 2023 among the Registrant, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, Commerce Bank and TD Bank, N.A. as Co-Documentation Agents, and the Departing Lenders as defined therein (as amended, the “Existing Credit Agreement”), which terminated on the Closing Date upon the effectiveness of the New Credit Agreement.

The New Credit Agreement provides for (a) a senior secured revolving credit facility in an initial aggregate commitment amount of $500 million (the “Revolving Credit Facility”), (b) a senior secured term loan A facility in an initial aggregate principal amount of $500 million (the “Term Loan A Facility”), and (c) a senior secured term loan B facility in an initial aggregate principal amount of $500 million (the “Term Loan B Facility,” and together with the Revolving Credit Facility and the Term Loan A Facility, the “Senior Secured Credit Facilities”).

On the Closing Date, the Registrant borrowed approximately $1.0 billion under the Term Loan A Facility, the Term Loan B Facility and the Revolving Credit Facility under the New Credit Agreement to (i) fund the cash portion of the purchase price for the Transaction, (ii) consummate the refinancing of existing indebtedness of the Registrant and the Company, and (iii) pay the fees, premiums, expenses, and other transaction costs incurred in connection with the Transaction.

The obligations under the New Credit Agreement are guaranteed by the Registrant (with respect to the obligations of the foreign borrowers), the other borrowers and the Registrant’s direct and indirect material U.S. subsidiaries, subject to a number of exceptions.

The obligations of the Registrant and the borrowers and the guarantors under the Senior Secured Credit Facilities are secured by a first priority perfected security interest, subject to permitted liens and certain customary exceptions, in substantially all tangible and intangible personal property of the Registrant and the other borrowers and the guarantors, including the pledge of 100% of the equity interests of each of the borrowers’ and guarantors’ existing and future material domestic and foreign subsidiaries (except where such a pledge as to certain foreign or other subsidiaries would cause an adverse tax or accounting consequence, 65% of the voting equity interests and 100% of the non-voting equity interests of such foreign subsidiary or other subsidiary).

Through a credit facility expansion option, the Registrant may elect to increase the aggregate amount of the Revolving Credit Facility or obtain incremental term loans in any agreed currency up to the U.S. Dollar equivalent of up to (a) the greater of (x) $451 million or (y) 100% of Consolidated EBITDA (as defined and for periods set forth therein) plus (b) additional amounts subject to certain terms and conditions (including compliance with certain maximum leverage ratios). In addition to loans drawn down by the Registrant, certain of the Registrant’s foreign subsidiaries may draw loans on the New Credit Agreement. Under the Revolving Credit Facility, up to the U.S. dollar equivalent of $75 million may be made available in certain specified foreign currencies, and up to the U.S. dollar equivalent of $75 million may be made available for the issuance of letters of credit.

Interest on loans under the New Credit Agreement may be calculated at a spread over either an Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Daily Simple SONIA Rate or Alternate Base Rate, at the Registrant’s election. In addition, the Registrant will pay a facility fee on the aggregate amount of the Senior Secured Credit Facilities, and certain other fees.

The loans under the Revolving Credit Facility and Term Loan A Facility are scheduled to mature on October 1, 2031 and the loans under the Term Loan B Facility are scheduled to mature on October 1, 2033.

The New Credit Agreement imposes various restrictions on the Registrant, including usual and customary representations and warranties, financial covenants including a leverage ratio and an interest coverage ratio, yield protection covenants, limitations on the ability of the Registrant or any of its subsidiaries to incur debt, to grant liens upon their assets, and prohibition of certain consolidations, mergers and sales and transfers of assets by the Registrant and its subsidiaries without the consent of the lenders. The New Credit Agreement includes usual and customary events of default for facilities of this nature (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, payment of all amounts payable under the New Credit Agreement may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the New Credit Agreement will automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

The foregoing summary of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which was attached as Exhibit 10.1 to the Registrant’s Form 8-K filed on June 3, 2026, and incorporated herein by reference.

The Registrant has various relationships with JPMorgan Chase Bank, N.A., as well as certain of the other lenders under the New Credit Agreement. Certain of such lenders and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Registrant and its affiliates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 1, 2026, the Registrant's Board of Directors, by unanimous written consent pursuant to Section 3.1 of its Bylaws, increased the authorized size of its Board of Directors from eight to nine members and elected Mr. Jeremy P. Abson as a director to fill the vacancy thereby created.

Mr. Abson will receive compensation for his service on the Board of Directors and its Committees pursuant to the Registrant's Compensation Plan for Non-Employee Directors, as amended, on the same basis as the Registrant's other directors; consistent with the compensation described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 10, 2025, under the heading “Director Compensation” and as updated from time to time.

Mr. Abson was designated as a Class III Director, to serve for a term ending at the 2029 annual meeting of shareholders. He will also serve on the Nominating and Corporate Governance Committee and the Executive Committee of the Board of Directors. In order to retain equality of size among the three director classes as nearly as practicable, Mr. Khilnani, previously a Class III director, was reclassified as a Class I Director to serve for a term ending at the 2027 annual meeting of shareholders.

Mr. Abson was appointed to the Board of Directors as an independent director in accordance with the terms of the Shareholder Agreement. Mr. Abson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K involving the Registrant.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements. To the extent financial statements are required to be filed with this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. To the extent pro forma financial information is required to be filed by this item, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Shareholder Agreement between TBG AG and ESCO Technologies Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on April 16, 2026)

10.2	Credit Agreement, dated as of May 29, 2026 among the Registrant, the Foreign Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and BMO Capital Markets Corp., Commerce Bank, Regions Capital Markets, a Division of Regions Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 3, 2026)

104	Cover Page Inline Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2026

ESCO TECHNOLOGIES INC.

	By:	/s/Christopher L. Tucker
Christopher L. Tucker
Senior Vice President and Chief Financial Officer